Exhibit 99.2

Publix
FOOD & PHARMACY
Presto!
Shoppes of Eastwood – Orlando, FL MSA

TRAVISMATHEW
TRAVISMATHEW
THE SHOPS at LEGACY
EAST
The Shops at Legacy – Dallas / Fort Worth, TX MSA

H-E-B
plus!
Plaza Volente – Austin, TX MSA

KITE®

QUARTERLY FINANCIAL SUPPLEMENT

Q4 2023

KRG
LISTED
NYSE

© 2024 Kite Realty Group | kiterealty.com

Kite Realty Group Trust
Quarterly Financial Supplement as of December 31, 2023
T A B L E O F C O N T E N T S

Kite Realty Group Trust | 30 South Meridian Street, Suite 1100 | Indianapolis, Indiana 46204 | 888.577.5600 | www.kiterealty.com

PRESS RELEASE
Contact Information: Kite Realty Group Trust
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Trust Reports Fourth Quarter and Full Year 2023 Operating Results and Provides 2024 Guidance
Indianapolis, Indiana, February 13, 2024 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the fourth quarter and year ended December 31, 2023. For the quarters ended December 31, 2023 and 2022, net income attributable to common shareholders was $8.0 million, or $0.04 per diluted share, compared to a net loss of $1.1 million, or $0.01 per diluted share, respectively. For the years ended December 31, 2023 and 2022, net income attributable to common shareholders was $47.5 million, or $0.22 per diluted share, compared to a net loss of $12.6 million, or $0.06 per diluted share, respectively.
Increased NAREIT FFO per share by 4.6% on a year-over-year basis
Leased approximately 4.9 million square feet in 2023 at 14.3% comparable blended cash leasing spreads
2023 Same Property NOI increased by 4.8% on a year-over-year basis
Increased ABR per square foot to $20.70
Subsequent to year end, issued $350 million of 5.50% senior unsecured notes due March 2034
Company provides initial 2024 outlook
“The KRG team capped off a remarkably productive year with over 380,000 square feet of new leasing volume in the fourth quarter – the highest quarterly new leasing activity in our Company’s history,” said John A. Kite, Chairman and CEO. “Our dedicated team enables us to consistently deliver outstanding results and long-term value to all stakeholders. Over the course of 2024, we will continue to operate from a position of strength with a best-in-class operating platform and balance sheet.”
Full Year 2023 Highlights
▪Generated NAREIT FFO of the Operating Partnership of $453.3 million, or $2.03 per diluted share.
▪Executed 740 new and renewal leases representing approximately 4.9 million square feet at comparable cash spreads of 14.3%.
▪Cash leasing spreads of 22.7% on a blended basis for comparable new and non-option renewal leases.
▪Executed 26 new anchor leases at a blended comparable cash leasing spread of 54.3%.
▪New anchor leasing activity included 21 different retailers and increased our percentage of annualized base rent (ABR) from properties with a grocery component to 79%.
▪Same Property Net Operating Income (NOI) increased by 4.8%.
▪Completed one acquisition for $81.0 million and closed on $142.1 million of dispositions.

i

Fourth Quarter 2023 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $111.1 million, or $0.50 per diluted share.
▪Same Property NOI increased by 2.8%.
▪Executed 192 new and renewal leases representing approximately 1.3 million square feet.
▪Blended cash leasing spreads of 14.5% on 147 comparable leases, including 43.0% on 28 comparable new leases, 9.2% on 60 comparable non-option renewals and 7.6% on 59 comparable option renewals.
▪Cash leasing spreads of 21.2% on a blended basis for comparable new and non-option renewal leases.
▪Executed 10 new anchor leases at a blended comparable cash leasing spread of 37.3%.
▪Anchor leasing activity included Whole Foods, Trader Joe’s, Total Wine & More, Homesense, Sierra and PGA Superstore.
▪Operating retail portfolio ABR per square foot of $20.70 at December 31, 2023, a 3.4% increase year-over-year.
▪Retail portfolio leased percentage of 93.9% at December 31, 2023, a 50-basis point increase sequentially.
▪Portfolio leased-to-occupied spread at period end of 280 basis points, which represents $31 million of signed-not-open NOI.
Fourth Quarter 2023 Capital Allocation Activity
▪As previously disclosed, sold Eastside (Dallas, TX) for $14.4 million.
▪The Company currently has two active development projects with limited future capital commitments of $30.1 million.
Fourth Quarter 2023 Balance Sheet Overview
▪As of December 31, 2023, the Company’s net debt to Adjusted EBITDA was 5.1x.
▪Subsequent to quarter end, issued $350 million of senior unsecured notes due March 1, 2034 at a fixed interest rate of 5.50%. The Company expects proceeds will be used to satisfy all 2024 debt maturities.
Dividend
On February 7, 2024, the Company’s Board of Trustees declared a first quarter 2024 dividend of $0.25 per common share, which represents a 4.2% year-over-year increase. The first quarter dividend will be paid on or about April 12, 2024, to shareholders of record as of April 5, 2024.
2024 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.29 to $0.35 per diluted share in 2024 and NAREIT FFO of $2.00 to $2.06 per diluted share, based, in part, on the following assumptions:
▪2024 Same Property NOI range of 1.0% to 2.0%.
▪Full-year bad debt assumption of 0.75% to 1.25% of total revenues.
The following table reconciles the Company’s 2024 net income guidance range to the Company’s 2024 NAREIT FFO guidance range:

	Low	High

Net income	$0.29	$0.35
Depreciation and amortization	1.71	1.71
NAREIT FFO	$2.00	$2.06
Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Wednesday, February 14, 2024, at 1:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Fourth Quarter 2023 Webcast. The dial-in registration link is: KRG Fourth Quarter 2023 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.

ii

About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of December 31, 2023, the Company owned interests in 180 U.S. open-air shopping centers and mixed-use assets, comprising approximately 28.1 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: our ability to deliver continued outperformance and maintain a best-in-class balance sheet; national and local economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of the Company’s properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

iii

Kite Realty Group Trust
Contact Information
Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact	Analyst Coverage	Analyst Coverage
Tyler Henshaw	Robert W. Baird & Co.	Jefferies LLC
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Ms. Linda Tsai
(317) 713-7780	(216) 737-7510	(212) 778-8011
thenshaw@kiterealty.com	wgolladay@rwbaird.com	ltsai@jefferies.com

Matt Hunt	Bank of America/Merrill Lynch	J.P. Morgan
Director, Capital Markets and IR	Mr. Jeffrey Spector/Ms. Lizzy Doykan	Mr. Michael W. Mueller/Mr. Hongliang Zhang
(317) 713-7646	(646) 855-1363/(646) 855-5759	(212) 622-6689/(212) 622-6416
mhunt@kiterealty.com	jeff.spector@bofa.com	michael.w.mueller@jpmorgan.com/
	lizzy.doykan@bofa.com	hongliang.zhang@jpmorgan.com

Transfer Agent	Barclays	KeyBanc Capital Markets
Broadridge Financial Solutions	Mr. Anthony F. Powell	Mr. Todd Thomas
Ms. Kristen Tartaglione	(212) 526-8768	(917) 368-2286
2 Journal Square, 7th Floor	anthony.powell@barclays.com	tthomas@keybanccm.com
Jersey City, NJ 07306
(201) 714-8094	BTIG	Piper Sandler
	Mr. Michael Gorman	Mr. Alexander Goldfarb
	(212) 738-6138	(212) 466-7937
	mgorman@btig.com	alexander.goldfarb@psc.com
Stock Specialist
GTS	Citigroup Global Markets	Raymond James
545 Madison Avenue, 15th Floor	Mr. Craig Mailman	Mr. RJ Milligan
New York, NY 10022	(212) 816-4471	(727) 567-2585
(212) 715-2830	craig.mailman@citi.com	rjmilligan@raymondjames.com

	Compass Point Research & Trading, LLC	Wells Fargo
	Mr. Floris van Dijkum	Mr. James Feldman/Ms. Dori Kesten
	(646) 757-2621	(212) 215-5328/(617) 603-4233
	fvandijkum@compasspointllc.com	james.feldman@wellsfargo.com/
dori.kesten@wellsfargo.com
Green Street
Ms. Paulina Rojas Schmidt
(949) 640-8780
projasschmidt@greenstreet.com

4th Quarter 2023 Supplemental Financial and Operating Statistics	1

Kite Realty Group Trust
Results Overview
(dollars in thousands, except per share and per square foot amounts)

	Three Months Ended December 31,		Year Ended December 31,
Summary Financial Results	2023	2022	2023	2022

Total revenue (page 4)	$200,276	$204,689	$823,004	$801,996
Net income (loss) attributable to common shareholders (page 4)	$7,979	$(1,126)	$47,498	$(12,636)
Net income (loss) per diluted share (page 4)	$0.04	$(0.01)	$0.22	$(0.06)
Net operating income (NOI) (page 6)	$151,917	$148,950	$608,254	$581,651
Adjusted EBITDA (page 6)	$138,073	$138,003	$556,478	$535,330
NAREIT Funds From Operations (FFO) (page 7)	$111,094	$111,842	$453,337	$431,240
NAREIT FFO per diluted share (page 7)	$0.50	$0.50	$2.03	$1.94
FFO, as adjusted (page 7)	$111,094	$111,950	$453,337	$429,609
FFO, as adjusted per diluted share (page 7)	$0.50	$0.50	$2.03	$1.93
Dividend payout ratio (as % of NAREIT FFO, as adjusted)	48%	44%	47%	42%

	Three Months Ended
Summary Operating and Financial Ratios	December 31, 2023		September 30, 2023		June 30, 2023		March 31, 2023		December 31, 2022

NOI margin (page 6)	76.2%		73.9%		74.2%		73.7%		73.7%
NOI margin – retail (page 6)	76.5%		74.4%		74.4%		74.4%		74.3%
Same property NOI performance (page 5)	2.8%		4.7%		5.7%		6.5%		6.2%
Total property NOI performance (page 5)	2.0%		3.1%		5.4%		8.0%		29.2%
Net debt to Adjusted EBITDA, current quarter (page 9)	5.1x		5.1x		5.0x		5.3x		5.2x
Recovery ratio of retail operating properties (page 6)	92.2%		90.8%		87.4%		87.2%		87.0%
Recovery ratio of consolidated portfolio (page 6)	87.4%		85.9%		82.7%		85.8%		82.5%

Outstanding Classes of Stock
Common shares and units outstanding (page 18)	222,961,297		222,822,226		222,408,487		222,360,110		222,056,355

Summary Portfolio Statistics
Number of properties
Operating retail (page 14)	180		180		181		181		183
Office and other components	11		11		12		12		12
Development and redevelopment projects (page 13)	2		2		2		3		3
Owned retail operating gross leasable area (GLA)(1) (page 14)	28.1	M	28.3	M	28.6	M	28.5	M	28.8	M
Owned office GLA	1.4	M	1.4	M	1.6	M	1.6	M	1.6	M
Number of multifamily units(2)	1,672		1,672		1,672		1,672		1,672
Percent leased – total	93.7%		93.3%		93.8%		94.5%		94.4%
Percent leased – retail	93.9%		93.4%		94.1%		94.8%		94.6%
Anchor	95.5%		95.1%		96.5%		97.4%		97.0%
Small shop	90.8%		90.2%		89.4%		89.8%		90.0%

Annualized base rent (ABR) per square foot	$20.70		$20.56		$20.19		$20.04		$20.02

Total new and renewal lease GLA (page 16)	1,290,090		1,398,695		1,331,056		831,231		1,034,055
New lease cash rent spread (page 16)	43.0%		36.0%		45.5%		38.0%		22.3%
Non-option renewal lease cash rent spread (page 16)	9.2%		17.8%		11.9%		14.9%		11.3%
Option renewal lease cash rent spread (page 16)	7.6%		8.3%		8.6%		7.8%		7.1%
Total new and renewal lease cash rent spread (page 16)	14.5%		14.2%		14.8%		13.0%		11.4%

2024 Guidance	Current (as of 2/13/24)

NAREIT FFO per diluted share	$2.00 to $2.06

Credit Ratings and Outlook
Fitch Ratings	BBB / Stable
Moody's Investors Services	Baa3 / Stable
Standard & Poor's Rating Services	BBB- / Positive
(1)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of non-retail property components and development and redevelopment projects.
(2)Represents the number of multifamily units that the Company has an economic interest in.

4th Quarter 2023 Supplemental Financial and Operating Statistics	2

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31, 2023	December 31, 2022
Assets:
Investment properties, at cost	$7,740,061	$7,732,573
Less: accumulated depreciation	(1,381,770)	(1,161,148)
Net investment properties	6,358,291	6,571,425

Cash and cash equivalents	36,413	115,799
Tenant and other receivables, including accrued straight-line rent of $55,482 and $44,460, respectively	113,290	101,301
Restricted cash and escrow deposits	5,017	6,171
Deferred costs, net	304,171	409,828
Prepaid and other assets	117,834	127,044
Investments in unconsolidated subsidiaries	9,062	10,414
Total assets	$6,944,078	$7,341,982

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$2,829,202	$3,010,299
Accounts payable and accrued expenses	198,079	207,792
Deferred revenue and other liabilities	272,942	298,039
Total liabilities	3,300,223	3,516,130

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	73,287	53,967

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,448,429 and 219,185,658 shares issued and outstanding at December 31, 2023 and 2022, respectively	2,194	2,192
Additional paid-in capital	4,886,592	4,897,736
Accumulated other comprehensive income	52,435	74,344
Accumulated deficit	(1,373,083)	(1,207,757)
Total shareholders’ equity	3,568,138	3,766,515
Noncontrolling interests	2,430	5,370
Total equity	3,570,568	3,771,885
Total liabilities and equity	$6,944,078	$7,341,982

4th Quarter 2023 Supplemental Financial and Operating Statistics	3

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Rental income	$197,257	$199,577	$810,146	$782,349
Other property-related revenue	2,521	3,176	8,492	11,108
Fee income	498	1,936	4,366	8,539
Total revenue	200,276	204,689	823,004	801,996

Expenses:
Property operating	25,768	29,659	107,958	107,217
Real estate taxes	22,093	24,144	102,426	104,589
General, administrative and other	14,342	12,883	56,142	54,860
Merger and acquisition costs	—	(81)	—	925
Depreciation and amortization	102,898	112,709	426,361	469,805
Impairment charges	—	—	477	—
Total expenses	165,101	179,314	693,364	737,396

Gain (loss) on sales of operating properties, net	133	(57)	22,601	27,069

Operating income	35,308	25,318	152,241	91,669
Other (expense) income:
Interest expense	(27,235)	(26,827)	(105,349)	(104,276)
Income tax expense of taxable REIT subsidiary	(449)	(302)	(533)	(43)
Equity in earnings of unconsolidated subsidiaries	206	312	33	256
Other income, net	334	447	1,991	240
Net income (loss)	8,164	(1,052)	48,383	(12,154)
Net income attributable to noncontrolling interests	(185)	(74)	(885)	(482)
Net income (loss) attributable to common shareholders	$7,979	$(1,126)	$47,498	$(12,636)

Net income (loss) per common share – basic and diluted	$0.04	$(0.01)	$0.22	$(0.06)

Weighted average common shares outstanding – basic	219,407,927	219,137,140	219,344,832	219,074,448
Weighted average common shares outstanding – diluted	219,795,602	219,137,140	219,728,283	219,074,448

4th Quarter 2023 Supplemental Financial and Operating Statistics	4

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Change	2023	2022	Change

Number of properties in same property pool for the period(1)	175	175		175	175

Leased percentage at period end	94.0%	95.4%	94.0%	95.4%
Economic occupancy percentage at period end	91.2%	92.5%	91.2%	92.5%
Economic occupancy percentage(2)	91.3%	92.7%	92.0%	91.8%

Minimum rent	$145,532	$143,253		$579,322	$563,144
Tenant recoveries	37,385	39,160		160,323	157,979
Bad debt reserve	(1,492)	(2,077)		(3,203)	(7,718)
Other income, net	3,430	4,049		9,801	7,884
Total revenue	184,855	184,385		746,243	721,289

Property operating	(22,721)	(24,756)		(91,690)	(90,061)
Real estate taxes	(21,909)	(23,261)		(99,157)	(101,207)
Total expenses	(44,630)	(48,017)		(190,847)	(191,268)

Same Property NOI	$140,225	$136,368	2.8%	$555,396	$530,021	4.8%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$140,225	$136,368		$555,396	$530,021
Net operating income – non-same activity(3)	11,692	12,582		52,858	51,630
Total property NOI	151,917	148,950	2.0%	608,254	581,651	4.6%
Other income, net	589	2,393		5,857	8,992
General, administrative and other	(14,342)	(12,883)		(56,142)	(54,860)
Merger and acquisition costs	—	81		—	(925)
Impairment charges	—	—		(477)	—
Depreciation and amortization	(102,898)	(112,709)		(426,361)	(469,805)
Interest expense	(27,235)	(26,827)		(105,349)	(104,276)
Gain (loss) on sales of operating properties, net	133	(57)		22,601	27,069
Net income attributable to noncontrolling interests	(185)	(74)		(885)	(482)
Net income (loss) attributable to common shareholders	$7,979	$(1,126)		$47,498	$(12,636)
(1)Same Property NOI excludes the following:
▪properties acquired or placed in service during 2022 and 2023;
▪the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H;
▪Shoppes at Quarterfield, Circle East and The Landing at Tradition – Phase II, which were reclassified from active redevelopment into our operating portfolio in June 2022, September 2022 and June 2023, respectively;
▪two active development and redevelopment projects noted on page 13;
▪Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively;
▪properties sold or classified as held for sale during 2022 and 2023; and
▪office properties.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Includes non-cash activity across the portfolio as well as NOI from properties not included in the same property pool, including properties sold during both periods.

4th Quarter 2023 Supplemental Financial and Operating Statistics	5

Kite Realty Group Trust
Net Operating Income and Adjusted EBITDA by Quarter
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Revenue:
Minimum rent(1)	$147,773	$150,126	$153,566	$149,310	$147,882
Minimum rent – ground leases	10,482	10,010	10,402	10,586	10,472
Tenant reimbursements	37,693	42,280	41,047	42,857	40,245
Bad debt reserve	(1,452)	(219)	(233)	(1,555)	(2,403)
Other property-related revenue	1,995	1,737	1,251	1,106	2,202
Overage rent	2,761	1,793	1,054	1,865	3,380
Parking revenue, net(2)	112	21	73	121	345
Total revenue	199,364	205,748	207,160	204,290	202,123

Expenses:
Property operating – recoverable(3)	21,218	22,905	23,095	22,962	24,852
Property operating – non-recoverable(3)	4,297	4,435	3,735	3,881	4,387
Real estate taxes	21,932	26,343	26,540	26,965	23,934
Total expenses	47,447	53,683	53,370	53,808	53,173

NOI	151,917	152,065	153,790	150,482	148,950

Other (expense) income:
General, administrative and other	(14,342)	(13,917)	(14,499)	(13,384)	(12,883)
Fee income	498	1,057	1,040	1,771	1,936
Total other (expense) income	(13,844)	(12,860)	(13,459)	(11,613)	(10,947)

Adjusted EBITDA	138,073	139,205	140,331	138,869	138,003

Impairment charges	—	(477)	—	—	—
Depreciation and amortization	(102,898)	(105,930)	(109,462)	(108,071)	(112,709)
Merger and acquisition costs	—	—	—	—	81
Interest expense	(27,235)	(25,484)	(27,205)	(25,425)	(26,827)
Equity in earnings (loss) of unconsolidated subsidiaries	206	(47)	118	(244)	312
Income tax (expense) benefit of taxable REIT subsidiary	(449)	(68)	(45)	29	(302)
Other income, net	334	950	304	403	447
Gain (loss) on sales of operating properties, net	133	(5,972)	28,440	—	(57)
Net income (loss)	8,164	2,177	32,481	5,561	(1,052)
Less: net income attributable to noncontrolling interests	(185)	(107)	(423)	(170)	(74)
Net income (loss) attributable to common shareholders	$7,979	$2,070	$32,058	$5,391	$(1,126)

NOI/Revenue – Retail properties	76.5%	74.4%	74.4%	74.4%	74.3%
NOI/Revenue	76.2%	73.9%	74.2%	73.7%	73.7%
Recovery Ratios(4)
– Retail properties	92.2%	90.8%	87.4%	87.2%	87.0%
– Consolidated	87.4%	85.9%	82.7%	85.8%	82.5%
(1)Minimum rent includes $59,000, $262,000, $3.6 million, $0.5 million, and $144,000 of lease termination income for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.
(2)Parking revenue, net represents the net operating results of Eddy Street Parking Garage, Union Station Parking Garage, and Pan Am Plaza Parking Garage, which was sold on June 8, 2023.
(3)Recoverable expenses include recurring G&A expense of $3.9 million allocable to the property operations in the three months ended December 31, 2023, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
(4)“Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense. Tenant reimbursements for the three months ended December 31, 2022 have been reduced by $1.4 million due to reserves for Bed Bath & Beyond Inc. real estate tax reimbursements.

4th Quarter 2023 Supplemental Financial and Operating Statistics	6

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)(2)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Net income (loss)	$8,164	$(1,052)	$48,383	$(12,154)
Less: net income attributable to noncontrolling interests in properties	(56)	(88)	(257)	(623)
Less: (gain) loss on sales of operating properties, net	(133)	57	(22,601)	(27,069)
Add: impairment charges	—	—	477	—
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	103,119	112,925	427,335	471,086
FFO of the Operating Partnership(1)	111,094	111,842	453,337	431,240
Less: Limited Partners’ interests in FFO	(1,708)	(1,463)	(6,447)	(5,395)
FFO attributable to common shareholders(1)	$109,386	$110,379	$446,890	$425,845
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.50	$0.50	$2.04	$1.94
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.50	$0.50	$2.03	$1.94

FFO of the Operating Partnership(1)	$111,094	$111,842	$453,337	$431,240
Add: merger and acquisition costs	—	(81)	—	925
Add (less): prior period collection impact	—	189	—	(2,556)
FFO, as adjusted, of the Operating Partnership	$111,094	$111,950	$453,337	$429,609
FFO, as adjusted, per share of the Operating Partnership – basic	$0.50	$0.50	$2.04	$1.94
FFO, as adjusted, per share of the Operating Partnership – diluted	$0.50	$0.50	$2.03	$1.93

Weighted average common shares outstanding – basic	219,407,927	219,137,140	219,344,832	219,074,448
Weighted average common shares outstanding – diluted	219,795,602	219,763,609	219,728,283	219,710,514

Weighted average common shares and units outstanding – basic	222,827,090	222,055,880	222,514,956	221,858,084
Weighted average common shares and units outstanding – diluted	223,214,765	222,682,349	222,898,407	222,494,151

FFO, as defined by NAREIT, per diluted share/unit
Net income (loss)	$0.04	$0.00	$0.22	$(0.05)
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Less: (gain) loss on sales of operating properties, net	0.00	0.00	(0.10)	(0.12)
Add: impairment charges	0.00	0.00	0.00	0.00
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.46	0.51	1.92	2.12
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit(1)(2)	$0.50	$0.50	$2.04	$1.94
Add: merger and acquisition costs	0.00	0.00	0.00	0.00
Less: prior period collection impact	0.00	0.00	0.00	(0.01)
FFO, as adjusted, of the Operating Partnership per diluted share/unit(2)	$0.50	$0.50	$2.03	$1.93

Reconciliation of FFO, as adjusted, to Adjusted Funds From Operations (“AFFO”)
FFO, as adjusted, of the Operating Partnership	$111,094	$111,950	$453,337	$429,609
Less: non-cash income adjustments	5,883	7,324	28,768	27,566
Less: maintenance capital expenditures	13,514	12,687	26,869	35,608
Less: tenant-related capital expenditures(3)	26,875	18,746	92,274	63,882
Total Recurring AFFO of the Operating Partnership	$64,822	$73,193	$305,426	$302,553
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
(3)Excludes landlord work, tenant improvements and leasing commissions related to development and redevelopment projects.

4th Quarter 2023 Supplemental Financial and Operating Statistics	7

Kite Realty Group Trust
Joint Venture Summary as of December 31, 2023
(dollars in thousands)

Consolidated Investments
Investments	Total Debt	Partner Economic Ownership Interest(1)	Partner Share of Debt	Partner Share of Annual EBITDA

Delray Marketplace	$17,000	2%	$340	$—
One Loudoun – Pads G&H Residential	95,095	10%	9,509	755
Total	$112,095		$9,849	$755

Unconsolidated Investments
Investments	Retail GLA	Multifamily Units	Total Debt	KRG Economic Ownership Interest	KRG Share of Debt	KRG Investment	KRG Share of Quarterly Adjusted EBITDA	KRG Share of Quarterly Adjusted EBITDA Annualized

Three Property Retail Portfolio	416,582	—	$51,890	20%	$10,378	$6,550	$319	$1,276
Glendale Center Apartments	—	267	31,246	11.5%	3,593	—	56	224
Embassy Suites at Eddy Street Commons	—	—	32,736	35%	11,458	—	419	1,676
The Corner (development)	24,000	285	60,965	50%	30,482	—	—	—
Other investments	—	—	—	—%	—	2,512	34	136
Total	440,582	552	$176,837		$55,911	$9,062	$828	$3,312
(1)Economic ownership % represents the partner’s share of cash flow.

4th Quarter 2023 Supplemental Financial and Operating Statistics	8

Kite Realty Group Trust
Key Debt Metrics as of December 31, 2023
(dollars in thousands)

Senior Unsecured Notes Covenants
	December 31, 2023	Debt Covenant Threshold(1)

Total debt to undepreciated assets	35%	<60%

Secured debt to undepreciated assets	2%	<40%

Undepreciated unencumbered assets to unsecured debt	297%	>150%

Debt service coverage	5.2x	>1.5x

Unsecured Credit Facility Covenants
	December 31, 2023	Debt Covenant Threshold(1)

Maximum leverage	34%	<60%

Minimum fixed charge coverage	4.3x	>1.5x

Secured indebtedness	2.5%	<45%

Unsecured debt interest coverage	4.5x	>1.75x

Unsecured leverage	33%	<60%

Senior Unsecured Debt Ratings

Fitch Ratings	BBB/Stable
Moody's Investors Service	Baa3/Stable
Standard & Poor's Rating Services	BBB-/Positive

Liquidity

Cash and cash equivalents	$36,413
Availability under unsecured credit facility	1,100,000
	$1,136,413

Unencumbered NOI as a % of Total NOI	94%

(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes and Unsecured Credit Facility, as well as definitions of the terms, refer to the Company’s filings with the SEC.

Net Debt to Adjusted EBITDA
Company's consolidated debt and share of unconsolidated debt		$2,849,003
Less: cash, cash equivalents, and restricted cash		(43,986)
		$2,805,017
Q4 2023 Adjusted EBITDA, Annualized:
– Consolidated Adjusted EBITDA	$552,292
– Unconsolidated Adjusted EBITDA(1)	3,312
– Minority interest Adjusted EBITDA(1)	(755)	554,849
Ratio of Company share of Net Debt to Adjusted EBITDA		5.1x
(1)See page 8 for details.

4th Quarter 2023 Supplemental Financial and Operating Statistics	9

Kite Realty Group Trust
Summary of Outstanding Debt as of December 31, 2023
(dollars in thousands)

Total Outstanding Debt	Amount Outstanding	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity

Fixed rate debt(1)	$2,630,941	92%	3.98%	3.9
Variable rate debt(2)	172,000	6%	9.15%	2.8
Debt discounts, premiums and issuance costs, net	26,261	N/A	N/A	N/A
Total consolidated debt	2,829,202	98%	4.30%	3.9
KRG share of unconsolidated debt	55,911	2%	6.77%	5.0
Total	$2,885,113	100%	4.35%	3.9

Schedule of Maturities by Year
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt	Total Consolidated Debt	Total Unconsolidated Debt	Total Debt Outstanding

2024	$5,121	$—	$269,635	$274,756	$3,875	$278,631
2025	5,248	—	430,000	435,248	11,176	446,424
2026	4,581	—	550,000	554,581	—	554,581
2027	3,120	10,600	250,000	263,720	—	263,720
2028	3,757	—	350,000	353,757	10,378	364,135
2029 and beyond	28,091	92,788	800,000	920,879	30,482	951,361
Debt discounts, premiums and issuance costs, net	—	1,042	25,219	26,261	—	26,261
Total	$49,918	$104,430	$2,674,854	$2,829,202	$55,911	$2,885,113
(1)Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of December 31, 2023, $820.0 million in variable rate debt is hedged to a fixed rate for a weighted average of 1.7 years.
(2)Variable rate debt includes the portion of fixed rate debt that has been hedged by interest rate swaps. As of December 31, 2023, $155.0 million in fixed rate debt is hedged to a floating rate for a weighted average of 1.7 years.

Debt Maturity Profile as of December 31, 2023
$800M
$700M
$600M
$500M
$400M
$300M
$200M
$100M
$0M
$120.0
$149.6
$3.6
$430.0
$11.4
$150.0
$400.0
$250.0
$39.4
$250.0
$100.0
$10.4
$300.0
$100.0
$400.0
$6.5
$30.5
$9.0
$3.3
$95.1
2024(a)
2025
2026
2027
2028
2029
2030
2031
2032
2033+
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

(a)Proceeds from the January 2024 issuance of $350.0 million aggregate principal amount of 5.50% senior unsecured notes due 2034 are expected to be used to satisfy all 2024 debt maturities.

4th Quarter 2023 Supplemental Financial and Operating Statistics	10

Kite Realty Group Trust
Maturity Schedule of Outstanding Debt as of December 31, 2023
(dollars in thousands)

Description	Interest Rate(1)	Maturity Date	Balance as of December 31, 2023	% of Total Outstanding

Senior Unsecured Notes	4.58%	6/30/2024	$149,635
Unsecured Term Loan(2)	2.68%	7/17/2024	120,000
2024 Debt Maturities			269,635	9%

Senior Unsecured Notes	4.00%	3/15/2025	350,000
Senior Unsecured Notes(3)	SOFR + 365	9/10/2025	80,000
2025 Debt Maturities			430,000	15%

Unsecured Term Loan(4)	2.73%	7/17/2026	150,000
Senior Unsecured Notes	4.08%	9/30/2026	100,000
Senior Unsecured Notes	4.00%	10/1/2026	300,000
2026 Debt Maturities			550,000	19%

Unsecured Credit Facility(5)	SOFR + 120	1/8/2027	—
Senior Unsecured Exchangeable Notes	0.75%	4/1/2027	175,000
Northgate North	4.50%	6/1/2027	22,361
Delray Marketplace(6)	BSBY + 215	8/4/2027	17,000
Senior Unsecured Notes(3)	SOFR + 375	9/10/2027	75,000
2027 Debt Maturities			289,361	10%

Unsecured Term Loan(7)	5.09%	10/24/2028	250,000
Senior Unsecured Notes	4.24%	12/28/2028	100,000
2028 Debt Maturities			350,000	12%

Senior Unsecured Notes	4.82%	6/28/2029	100,000
Unsecured Term Loan(8)	3.82%	7/29/2029	300,000
Rampart Commons	5.73%	6/10/2030	6,529
Senior Unsecured Notes	4.75%	9/15/2030	400,000
The Shoppes at Union Hill	3.75%	6/1/2031	8,988
Nora Plaza Shops	3.80%	2/1/2032	3,333
One Loudoun – Pads G&H Residential	5.36%	5/1/2033	95,095
2029 and beyond Debt Maturities			913,945	32%
Debt discounts, premiums and issuance costs, net			26,261
Total debt per consolidated balance sheet			$2,829,202	98%

KRG share of unconsolidated debt
Glendale Center Apartments	SOFR + 265	5/31/2024	$3,593
Embassy Suites at Eddy Street Commons(9)	5.03%	7/1/2025	11,458
Three Property Retail Portfolio	4.09%	7/1/2028	10,378
The Corner (development)(10)	SOFR + 286	1/4/2031	30,482
Total KRG share of unconsolidated debt			55,911	2%
Total consolidated and KRG share of unconsolidated debt			$2,885,113
(1)At December 31, 2023, daily SOFR was 5.38%, one-month SOFR was 5.35%, three-month SOFR was 5.62%, and one-month BSBY was 5.44%.
(2)Term loan is hedged to a fixed rate of 1.58% plus a credit spread of 1.10% based on the Company’s current credit rating.
(3)Notes due 2025 are hedged to a floating rate until September 10, 2025. Notes due 2027 are hedged to a floating rate until September 10, 2025 and revert back to a fixed rate of 4.57% until maturity in 2027.
(4)Term loan is hedged to a fixed rate of 1.68% plus a credit spread of 1.05% based on the Company’s current credit rating.
(5)Assumes the Company exercises its option to extend the maturity date by one year to 2027.
(6)Property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP. Assumes the Company exercises its option to extend the maturity date by one year to 2027.
(7)Assumes the Company exercises three one-year options to extend the maturity date to 2028. Term loan is hedged to a fixed rate of 5.09% until the initial maturity of October 24, 2025. Term loan interest rate reverts back to a floating rate of SOFR plus 2.10% beyond the initial maturity date.
(8)Term loan is hedged to a fixed rate of 2.47% through August 1, 2025. Term loan interest rate reverts back to a floating rate of SOFR from August 1, 2025 to the maturity date of July 29, 2029. In addition to the indicated rate, a credit spread of 1.35% is applicable across both time periods based on the Company’s current credit rating.
(9)Approximately $10.4 million is hedged to a fixed rate of 5.03% until June 29, 2024, and the remaining balance floats at SOFR plus 2.61%.
(10)The Corner (development) includes three loans with varying rates and maturity dates. As of December 31, 2023, the loans had a weighted average interest rate of 8.09% and a majority of the amount outstanding was at a floating rate. The maturity date shown is the weighted average maturity date as of December 31, 2023.

4th Quarter 2023 Supplemental Financial and Operating Statistics	11

Kite Realty Group Trust
Acquisitions and Dispositions
(dollars in thousands)
Acquisitions

Property Name	Acquisition Date	Metropolitan Statistical Area (“MSA”)	Property Type	GLA	Acquisition Price

Prestonwood Place	September 22, 2023	Dallas/Fort Worth	Multi-tenant retail	155,975	$81,000

Dispositions

Property Name	Disposition Date	MSA	Property Type	GLA	Sales Price

Kingwood Commons	May 8, 2023	Houston	Multi-tenant retail	158,172	$27,350
Pan Am Plaza & Garage	June 8, 2023	Indianapolis	Land & garage	—	52,025
Reisterstown Road Plaza	September 11, 2023	Baltimore	Multi-tenant retail & office	376,683	48,250
Eastside	October 24, 2023	Dallas/Fort Worth	Multi-tenant retail & office	43,640	14,425

			Total dispositions	578,495	$142,050

4th Quarter 2023 Supplemental Financial and Operating Statistics	12

Kite Realty Group Trust
Development and Redevelopment Projects
(dollars in thousands)

Project	MSA	KRG Ownership %	Projected Completion Date(1)	Total Commercial GLA	Total Multifamily Units	Total Project Costs – at KRG's Share(2)	KRG Equity Requirement(2)	KRG Remaining Spend	Estimated Stabilized NOI to KRG	Estimated Remaining NOI to Come Online(3)

Active Projects

Carillon MOB	Washington, D.C./Baltimore	100%	Q4 2024	126,000	—	$59,700	$59,700	$30,100	$3.5M–$4.0M	$1.0M–$1.5M

The Corner – IN(4)	Indianapolis, IN	50%	Q4 2024	24,000	285	31,900	—	—	$1.7M–$1.9M	$1.7M–$1.9M

Total				150,000	285	$91,600	$59,700	$30,100	$5.2M–$5.9M	$2.7M–$3.4M

Future Opportunities(5)

Project	MSA	Project Description

Hamilton Crossing Centre – Phase II	Indianapolis, IN	Addition of mixed-use (multifamily, office and retail) components adjacent to the Republic Airways headquarters.
Carillon	Washington, D.C./Baltimore	Potential of 1.2 million square feet of commercial GLA and 3,000 multifamily units for additional expansion.
One Loudoun Downtown	Washington, D.C./Baltimore	Potential of 1.9 million square feet of commercial GLA and 1,745 multifamily units for additional expansion.
Main Street Promenade	Chicago, IL	Potential of 16,000 square feet of commercial GLA for additional expansion.
Downtown Crown	Washington, D.C./Baltimore	Potential of 42,000 square feet of commercial GLA for additional expansion.
Edwards Multiplex – Ontario	Los Angeles, CA	Potential redevelopment of existing Regal Theatre.
Glendale Town Center	Indianapolis, IN	Potential of 200 multifamily units for additional expansion.
(1)Projected completion date represents the earlier of one year after completion of project construction or substantial occupancy of the property.
(2)Total project costs and KRG equity requirement for Carillon MOB represent costs to KRG post-merger and exclude any costs spent to date prior to the merger with RPAI.
(3)Estimated remaining NOI to come online excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent.
(4)The Company does not have any equity requirements related to this development. Total project costs are at KRG’s share and are net of KRG’s share of a $13.5 million TIF.
(5)These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company’s control.

4th Quarter 2023 Supplemental Financial and Operating Statistics	13

Kite Realty Group Trust
Geographic Diversification – Retail ABR by Region and State as of December 31, 2023
(dollars in thousands)

Region/State	Number of Properties(1)	Owned GLA/NRA(2)	Total Weighted Retail ABR(3)	% of Weighted Retail ABR(3)
South
Texas	44	7,492	$153,000	26.4%
Florida	30	3,510	66,619	11.5%
Maryland	8	1,412	34,363	5.9%
North Carolina	8	1,535	32,856	5.7%
Virginia	7	1,130	31,252	5.4%
Georgia	10	1,707	26,335	4.5%
Tennessee	3	580	8,698	1.5%
Oklahoma	3	505	8,300	1.4%
South Carolina	2	262	3,551	0.6%
Total South	115	18,133	364,974	62.9%

West
Washington	10	1,661	30,606	5.3%
Nevada	5	845	28,184	4.9%
Arizona	5	726	15,829	2.7%
California	2	530	12,417	2.1%
Utah	2	388	8,062	1.4%
Total West	24	4,150	95,098	16.4%

Midwest
Indiana	15	1,636	30,753	5.3%
Illinois	8	1,163	24,736	4.3%
Michigan	1	308	6,542	1.1%
Missouri	1	453	4,048	0.7%
Ohio	1	236	2,152	0.4%
Total Midwest	26	3,796	68,231	11.8%

Northeast
New York	8	1,083	30,873	5.3%
New Jersey	4	340	11,256	1.9%
Massachusetts	1	264	4,167	0.7%
Connecticut	1	206	3,645	0.6%
Pennsylvania	1	136	1,982	0.4%
Total Northeast	15	2,029	51,923	8.9%

Total	180	28,108	$580,226	100.0%
(1)Number of properties represents consolidated and unconsolidated retail properties.
(2)Owned GLA/NRA represents gross leasable area owned by the Company and excludes the square footage of development and redevelopment projects.
(3)Total weighted retail ABR and percent of weighted retail ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

4th Quarter 2023 Supplemental Financial and Operating Statistics	14

Kite Realty Group Trust
Top 25 Tenants by ABR as of December 31, 2023
(dollars in thousands, except per square foot data)
The following table includes the Company’s retail operating properties.

							Credit Ratings
	Tenant	Primary DBA/ Number of Stores	Number of Stores(1)	Total Leased GLA/NRA(2)	ABR(3)	% of Weighted ABR(4)	S&P	Moody’s

1	The TJX Companies, Inc.	T.J. Maxx (18), Marshalls (12), HomeGoods (11), Homesense (3), T.J. Maxx & HomeGoods combined (2), Sierra (1)	47	1,378	$15,422	2.7%	A	A2

2	Best Buy Co., Inc.	Best Buy (15), Pacific Sales (1)	16	633	11,294	1.9%	BBB+	A3

3	Ross Stores, Inc.	Ross Dress for Less (31), dd’s DISCOUNTS (1)	32	908	10,833	1.9%	BBB+	A2

4	PetSmart, Inc.		32	657	10,666	1.8%	B+	B1

5	Michaels Stores, Inc.	Michaels	28	631	8,279	1.4%	N/A	N/A

6	Gap Inc.	Old Navy (25), The Gap (3), Athleta (3), Banana Republic (2)	33	448	8,216	1.4%	BB	Ba3

7	Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods (12), Golf Galaxy (1)	13	625	7,893	1.4%	BBB	Baa3

8	Publix Super Markets, Inc.		14	672	6,935	1.2%	N/A	N/A

9	Total Wine & More		15	355	6,151	1.1%	N/A	N/A

10	Nordstrom, Inc.	Nordstrom Rack	10	307	5,882	1.0%	BB+	Ba1

11	The Kroger Co.	Kroger (6), Harris Teeter (2), QFC (1), Smith’s (1)	10	355	5,844	1.0%	BBB	Baa1

12	Lowe’s Companies, Inc.		6	—	5,838	1.0%	BBB+	Baa1

13	BJ’s Wholesale Club, Inc.		3	115	5,514	1.0%	BB+	N/A

14	Ulta Beauty, Inc.		25	259	5,465	0.9%	N/A	N/A

15	Five Below, Inc.		30	271	5,301	0.9%	N/A	N/A

16	Burlington Stores, Inc.		11	515	5,298	0.9%	BB+	N/A

17	Albertsons Companies, Inc.	Safeway (3), Jewel-Osco (2), Tom Thumb (2)	7	345	5,100	0.9%	BB+	Ba2

18	Petco Health And Wellness Company, Inc.		19	266	4,990	0.9%	B+	B2

19	Kohl’s Corporation		7	265	4,865	0.8%	BB	Ba2

20	The Container Store Group, Inc.		7	152	4,592	0.8%	B	N/A

21	DSW Designer Shoe Warehouse		16	314	4,568	0.8%	N/A	N/A

22	Office Depot, Inc.	Office Depot (11), OfficeMax (3)	14	308	4,432	0.8%	N/A	N/A

23	Trader Joe’s		10	120	4,187	0.7%	N/A	N/A

24	Mattress Firm Group Inc.	Mattress Firm (24), Sleepy’s (5)	29	144	4,174	0.7%	B+	B1

25	Barnes & Noble, Inc.		8	192	4,113	0.7%	N/A	N/A
	Total Top Tenants		442	10,235	$165,852	28.6%
(1)Number of stores represents stores at consolidated and unconsolidated properties.
(2)Total leased GLA/NRA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent for December 31, 2023, for each applicable tenant multiplied by 12 and does not include tenant reimbursements. ABR represents 100% of the ABR at consolidated properties and the Company’s share of the ABR at unconsolidated properties including ground lease rent.
(4)Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

4th Quarter 2023 Supplemental Financial and Operating Statistics	15

Kite Realty Group Trust
Retail Leasing Spreads

			Comparable Space(1)(2)
Category	Total Leases(1)	Total Sq. Ft.(1)	Leases	Sq. Ft.	Prior Rent PSF(3)	New Rent PSF(4)	Cash Rent Spread	TI, LL Work, Lease Commissions PSF(5)

New Leases – Q4 2023	55	380,851	28	243,714	$14.59	$20.87	43.0%
New Leases – Q3 2023	67	226,593	33	119,327	23.48	31.92	36.0%
New Leases – Q2 2023	52	234,140	29	130,030	24.04	34.97	45.5%
New Leases – Q1 2023	44	225,651	17	58,287	21.58	29.78	38.0%
Total	218	1,067,235	107	551,358	$19.48	$27.53	41.3%	$88.08

Non-Option Renewals – Q4 2023	78	336,283	60	275,310	$23.56	$25.74	9.2%
Non-Option Renewals – Q3 2023	83	329,048	68	184,884	29.22	34.41	17.8%
Non-Option Renewals – Q2 2023	85	289,661	64	201,184	27.46	30.72	11.9%
Non-Option Renewals – Q1 2023	64	251,380	41	158,525	21.40	24.58	14.9%
Total	310	1,206,372	233	819,903	$25.38	$28.69	13.0%	$3.09

Option Renewals – Q4 2023	59	572,956	59	572,956	$17.07	$18.36	7.6%
Option Renewals – Q3 2023	64	843,054	64	843,054	15.95	17.27	8.3%
Option Renewals – Q2 2023	53	807,255	53	807,255	15.65	16.99	8.6%
Option Renewals – Q1 2023	36	354,200	36	354,200	20.57	22.17	7.8%
Total	212	2,577,465	212	2,577,465	$16.74	$18.10	8.1%	$—

Total – Q4 2023	192	1,290,090	147	1,091,980	$18.15	$20.78	14.5%
Total – Q3 2023	214	1,398,695	165	1,147,265	18.87	21.56	14.2%
Total – Q2 2023	190	1,331,056	146	1,138,469	18.70	21.47	14.8%
Total – Q1 2023	144	831,231	94	571,012	20.90	23.62	13.0%
Total	740	4,851,072	552	3,948,726	$18.92	$21.62	14.3%	$12.94
(1)Excludes office and ground leases. Comparable space leases on this table are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months.
(2)Comparable renewals exclude leases with terms 24 months or shorter.
(3)Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
(4)Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
(5)Includes redevelopment costs for tenant-specific landlord work and tenant allowances provided to tenants.

4th Quarter 2023 Supplemental Financial and Operating Statistics	16

Kite Realty Group Trust
Lease Expirations as of December 31, 2023
(dollars in thousands, except per square foot data)
The following table includes the Company’s operating retail properties as of December 31, 2023.

Retail Operating Portfolio
		Expiring Retail GLA(2)					Expiring ABR per Sq. Ft.(3)
	Number of Expiring Leases(1)	Shop Tenants	Anchor Tenants	Expiring ABR (Pro rata)	Expiring Ground Lease ABR (Pro rata)	% of Total ABR (Pro rata)	Shop Tenants	Anchor Tenants	Total

2024	485	1,167,418	898,001	$47,440	$582	8.3%	$31.45	$12.96	$23.41
2025	498	1,157,045	2,439,120	66,465	4,748	12.3%	31.15	12.81	18.71
2026	484	1,070,288	2,203,523	64,144	4,456	11.8%	31.17	14.33	19.84
2027	527	1,197,417	2,361,375	71,216	5,979	13.3%	32.04	14.08	20.12
2028	557	1,215,924	2,814,481	84,191	6,651	15.6%	35.02	14.80	20.90
2029	388	872,995	2,488,383	65,910	2,967	11.9%	34.39	15.11	20.12
2030	166	472,579	737,328	24,657	1,566	4.5%	30.35	14.22	20.52
2031	152	413,549	614,162	23,544	2,331	4.5%	33.14	16.19	23.01
2032	169	415,594	1,003,118	28,095	328	4.9%	32.57	14.95	20.11
2033	191	501,328	709,077	28,287	3,778	5.5%	34.15	15.81	23.41
Beyond	178	326,476	1,318,471	37,164	5,727	7.4%	38.88	18.56	22.59
	3,795	8,810,613	17,587,039	$541,113	$39,113	100.0%	$32.74	$14.67	$20.70
(1)Lease expirations table reflects rents in place as of December 31, 2023 and does not include option periods; 2024 expirations include 51 month-to-month retail tenants. This column also excludes ground leases.
(2)Expiring GLA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent as of December 31, 2023 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

4th Quarter 2023 Supplemental Financial and Operating Statistics	17

Kite Realty Group Trust
Components of Net Asset Value as of December 31, 2023
(dollars in thousands)

Cash Net Operating Income (“NOI”)		Page	Other Assets(1)		Page

GAAP property NOI (incl. ground lease revenue)	$151,917	6	Cash, cash equivalents, and restricted cash	$41,430	3
Non-cash revenue adjustments	(4,885)		Tenant and other receivables (net of SLR)	57,808	3
Other property-related revenue	(1,995)	6	Prepaid and other assets	117,834	3
Ground lease (“GL”) revenue	(10,482)	6
Consolidated Cash Property NOI (excl. GL)	$134,555

Annualized Consolidated Cash Property NOI (excl. ground leases)	$538,220

Adjustments to Normalize Annualized Cash NOI			Liabilities

Remaining NOI to come online from development and redevelopment projects(2)	$3,050	13	Mortgage and other indebtedness, net	$(2,802,941)	10
Unconsolidated Adjusted EBITDA	3,312	8	Pro rata adjustment for joint venture debt	(46,062)	8
General and administrative expense allocable to property management activities included in property expenses ($3.9 million in Q4)	15,600	6, note 3	Accounts payable and accrued expenses	(198,079)	3
Total Adjustments	21,962		Other liabilities	(272,942)	3
			Projected remaining under construction development/redevelopment(3)	(30,100)	13
Annualized Normalized Portfolio Cash NOI (excl. ground leases)	$560,182
Annualized ground lease NOI	41,928
Total Annualized Portfolio Cash NOI(4)	$602,110		Common shares and Units outstanding	222,961,297
(1)Excludes construction in progress and entitled land held for development.
(2)Excludes the projected cash NOI and related cost from the future opportunities outlined on page 13.
(3)Remaining costs on page 13 for development projects.
(4)The above components of net asset value exclude NOI related to tenants that have signed leases but have not yet commenced paying rent as of December 31, 2023.

4th Quarter 2023 Supplemental Financial and Operating Statistics	18

Kite Realty Group Trust
Non-GAAP Financial Measures
Funds from Operations
Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) in 2022, the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO.
Adjusted Funds from Operations
Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the real estate industry. AFFO modifies FFO for certain cash and non-cash transactions that are not included in FFO. AFFO should not be considered an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.
Net Operating Income, Cash Net Operating Income and Same Property Net Operating Income
The Company uses property net operating income (“NOI”) and cash NOI, which are non-GAAP financial measures, to evaluate the performance of our properties. The Company defines NOI and cash NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI and cash NOI exclude amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. Cash NOI also excludes other property-related revenue as that activity is recurring but unpredictable in its occurrence, straight-line rent adjustments, and amortization of in-place lease liabilities, net. The Company believes that NOI and cash NOI are helpful to investors as measures of our operating performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant.

4th Quarter 2023 Supplemental Financial and Operating Statistics	19

Kite Realty Group Trust
Non-GAAP Financial Measures (continued)
Net Operating Income and Same Property Net Operating Income (continued)
The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months and year ended December 31, 2023, the same property pool excludes the following: (i) properties acquired or placed in service during 2022 and 2023; (ii) the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H; (iii) Shoppes at Quarterfield, Circle East and The Landing at Tradition – Phase II, which were reclassified from active redevelopment into our operating portfolio in June 2022, September 2022 and June 2023, respectively; (iv) two active development and redevelopment projects; (v) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (vi) properties sold or classified as held for sale during 2022 and 2023; and (vii) office properties.
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Net Debt to Adjusted EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) Adjusted EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.

4th Quarter 2023 Supplemental Financial and Operating Statistics	20